Exhibit 10.1

                          AMENDMENT OF

        AMERICAN EXPRESS SENIOR EXECUTIVE SEVERANCE PLAN

       RESOLVED, that pursuant to Section 7.1 thereof, effective as of the date hereof the American Express Senior Executive Severance Plan (the "Plan") is amended as follows:

     1.   Article One of the Plan is amended by (i) the deletion of Section
          1.10 and the new definition for Committee set forth below shall be used throughout the Plan wherever the term "CBN Committee" had been used previously, and (ii) the addition of the following new sections thereto to appear in the appropriate alphabetical order with all current numbering of sections within this Article One and in cross references in the Plan to be renumbered accordingly, as follows:

          "1.6 "Change in Control" means the happening of any of the following:

               (a)  Any individual, entity or group (a "Person") (within
          the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding common shares of the Company (the "Outstanding Company Common Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities: (i) any acquisition directly from the Company, (ii) any acquisition by the Company or any corporation, partnership, trust or other entity controlled by the Company (a "Subsidiary"), (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section 1.6 are satisfied. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") became the beneficial owner of 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company which, by reducing the number of Outstanding Company Common Shares or Outstanding Company Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Outstanding Company Common Shares or Outstanding Company Voting Securities which increases the percentage of the Outstanding Company Common Shares or Outstanding Company Voting Securities beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or
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               (b)  Individuals who, as of the date hereof, constitute the
          Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

               (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such reorganization, merger or consolidation or any subsidiary thereof, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

               (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale, lease, exchange or other disposition (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale, lease, exchange or other disposition, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a
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          Subsidiary or such corporation or a subsidiary thereof and any
          Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company.

          1.8 "Committee" means the Compensation and Benefits Committee of the Board of Directors or any successor committee appointed by the Board of Directors.

          1.12 "Constructive Termination" means resignation or other employment termination by an Employee from an Employing Company as a result of one or more of the following without the Employee's written consent:

               a. a reduction in Base Salary, except for across-the-board reductions in the Base Salary that similarly affect all Employees included in the Plan,

               b. the Employing Company's requirement that the Employee be based more than 50 miles from the location at which the Employee was based immediately prior to the Change in Control and which location is more than 35 miles from the Employee's residence,

               c. the assignment to the Employee of any duties that are materially inconsistent with the Employee's duties prior to the Change in Control, or

               d. a significant reduction in the Employee's position, duties, or responsibilities from those in effect prior to the Change in Control.

          1.13 "Defined Termination" means a termination of employment by an Employee within two years after a Change in Control that occurs as a result of either:

               a. an Involuntary Termination, or

               b. a Constructive Termination.

          1.18 "Good Cause" means a discontinuance of an Employee's employment by an Employing Company upon one of the following:

               a. an Employee's Willful and continued failure to adequately perform substantially all of the Employee's duties with an Employing Company,

               b. an Employee's Willful engagement in conduct which is demonstrably and materially injurious to an Employing Company or an affiliate thereof, monetarily or otherwise, or

               c. conviction of a felony by the Employee.


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          1.19  "Involuntary Termination" means any involuntary
          discontinuance of an Employee's employment by an Employing Company for reasons other than Good Cause.

          1.27 "Willful" means that an act or failure to act on an Employee's part is done, or omitted to be done, by the Employee in a manner that is not in good faith, and that is without reasonable belief that such action or omission was in the best interests of an Employing Company."

     2. Article Two of the Plan is amended by deleting subsections 2.1.7 and 2.1.8 and adding the following in place thereof:

          "2.1.7  Transfer to unsuitable position;

          2.1.8 Relocation, provided Employee continues at work through the transition period; or

          2.1.9  If the Employee has a Defined Termination."

     3. Article Three of the Plan is amended by deleting the period at the end of Section 3.5 and adding the following to the end thereof:

          "; provided, however, that in the event the Employee has a Defined Termination, such restrictive covenants shall: (a) be reasonable under the applicable facts and circumstances; (b) include the following: (i) non-solicitation of customers and employees; (ii) confidentiality of business data; (iii) full release of claims; and (iv) non-denigration of the Company and its affiliates, and their officers, directors and agents; and (c) not include any non-competition limitations."

     4.   Article Three of the Plan is amended by adding the following new
          Section 3.6 to the end thereof:

          "3.6 Notwithstanding any other provision of this Plan to the contrary, if all or any portion of the payments or benefits to which the Employee will be entitled under this Plan, either alone or together with other payments or benefits which the Employee receives or is entitled to receive directly or indirectly from the Company or any of its subsidiaries or any other person or entity that would be treated as a payor of parachute payments as hereinafter defined, under any other plan, agreement or arrangement, would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision thereto and the regulations thereunder (except that "2.95" shall be used instead of "3" under Section 280G(b)(2)(A)(ii) of the Code or any successor provision thereto), such payment or benefits provided to the Employee under this Plan, and any other payments or benefits which the Employee receives or is entitled to receive directly or indirectly from the Company or any of its subsidiaries or any other person or entity that would be treated as a payor of parachute payments as hereinafter defined, under any other plan, agreement or arrangement which would constitute a parachute payment, shall be reduced (but not below zero) as described below to the extent necessary so that no portion thereof would constitute such a parachute payment as previously defined (except that "2.95" shall be used instead of "3" under Section 280G(b)(2)(A)(ii) of the Code or any successor provision thereto).

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          Whether payments or benefits to the Employee are to be reduced pursuant to the first sentence of this paragraph, and the extent to which they are to be so reduced, will be determined by the firm serving, immediately prior to the Change in Control, as the Company's independent auditors, or if that firm refuses to serve, by another qualified firm, whether or not serving as independent auditors, designated by the Administration Committee under the American Express Senior Executive Severance Plan (the "Firm").
          The Firm will be paid reasonable compensation by the Company for such services. If the Firm concludes that its determination is inconsistent with a final determination of a court or the Internal Revenue Service, the Firm shall, based on such final determination, redetermine whether the amount payable to the Employee should have been reduced and, if applicable, the amount of any such reduction. If the Firm determines that a lesser payment should have been made to the Employee, then an amount equal to the amount of the excess of the earlier payment over the redetermined amount (the "Excess Amount") will be deemed for all purposes to be a loan to the Employee made on the date of the Employee's receipt of such Excess Amount, which the Employee will have an obligation to repay to the Company on the fifth business day after demand, together with interest on such amount at the lowest applicable Federal rate (as defined in Section 1274(d) of the Code or any successor provision thereto), compounded semi-annually (the "Section 1274 Rate") from the date of the Employee's receipt of such Excess Amount until the date of such repayment (or such lesser rate (including zero) as may be designated by the Firm such that the Excess Amount and such interest will not be treated as a parachute payment as previously defined). If the Firm determines that a greater payment should have been made to the Employee, within five business days of such determination, the Company will pay to the Employee the amount of the deficiency, together with interest thereon from the date such amount should have been paid to the date of such payment, at the
          Section 1274 Rate (or such lesser rate (including zero) as may be designated by the Firm such that the amount of such deficiency and such interest will not be treated as a parachute payment as previously defined).

          If a reduction is to be made pursuant to this paragraph, the Firm will have the right to determine which payments and benefits will be reduced as described below based on the following hierarchy from the first to be reduced to the last (or on such other hierarchy chosen by the Firm in its sole discretion), either those under this Plan alone or such other payments or benefits which the Employee receives or is entitled to receive directly or indirectly from the Company or any of its subsidiaries or any other person or entity that would be treated as a payor of parachute payments as previously defined, under any other plan, agreement or arrangement:

          (I)       nonqualified stock option awards;

          (II) restricted stock awards, awards in lieu of restricted stock awards, and restricted stock units;

          (III)     amounts payable under deferred compensation
                    (including, but not limited to, base salary, cash bonus or annual incentive awards, and long-term incentive awards) programs;

          (IV) any other awards or amounts not described in (I), (II) or (III) above that would be payable or provided upon a Change in Control;
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          (V)       amounts payable under severance benefit plans;

          (VI) amounts payable under annual incentive (e.g., cash bonus) plans;

          (VII)     portfolio grant awards and performance grant awards;

          (VIII) amounts payable under employee welfare benefit plans, such as life insurance plans (including, but not limited to, the American Express Key Executive Life Insurance Plan);

          (IX) amounts payable under nonqualified employee pension benefit plans; and

          (X)       any other awards or amounts not described in (V),
                    (VI), (VII), (VIII) or (IX) above that would be payable or provided upon Defined Termination.

          The payments and benefits subject to reduction pursuant to this paragraph include one or more attributes thereof, including, but not limited to, acceleration of the time for the vesting or payment thereof and the crediting of additional interest equivalents thereunder. Such reduction may be effected by the reduction or elimination, in whole or in part, of any such payment or benefit (including any or all attributes thereof). If a payment or benefit (including any or all attributes thereof) is reduced in part, the remaining portion of the payment or benefit (including any or all attributes thereof) will continue in full force and effect under the provisions of such payment or benefit (including any or all attributes thereof) as if the Change in Control did not occur and without regard to such reduction or elimination. Nothing in the preceding three sentences of this paragraph is intended or should be interpreted to change the calculated reduction amounts and procedure of this paragraph."

     5. Article Four of the Plan is amended by deleting the period at the end of Section 4.1 and adding the following to the end thereof:

           "; provided, however, that in the event the Employee has a Defined Termination, the severance benefit under the Plan will be paid within five days after the date of such Change in Control."

     6. Sections 7.1 and 7.2 of Article Seven of the Plan are each amended by adding the following to the end thereof:

          "The foregoing sentence to the contrary notwithstanding, neither the Board of Directors nor the Committee may terminate this Plan or amend this Plan in a manner that is detrimental to the rights of any participant of the Plan without his written consent (i) with respect to the provisions of the Plan which become applicable upon a Change in Control, and (ii) with respect to all provisions of the Plan for a period of two years and one day after the date of a Change in Control."

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